UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

Commission File Number 000-54530

FOREX INTERNATIONAL TRADING CORP.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Olga Sashcenko

Vasiliy Jukovskiy Str. 3

B2AP38

Kiev 03127 Ukraine

(Address of principal executive offices)

888-426-4780

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

On February 2, 2015, the transfer agent for Forex International Trading Corp. (the “Company”) issued Blackbridge Capital, LLC (“Blackbridge”) 4,843,398 shares of common stock (the “Blackbridge Shares”) upon Blackbridge submitting a conversion notice converting a Convertible Promissory Note (the “Blackbridge Note”) in the principal amount of $90,000 plus interest. The Blackbridge Shares were issued without a standard restrictive legend as Blackbridge delivered a legal opinion to remove the restrictive legend under Rule 144 together with the conversion note. The Company believes that Blackbridge was in breach of the agreements entered with the Company in June 2014. The Company is contemplating commencing litigation against Blackbridge in connection with this matter.

The sole director of the Company has approved a reverse split of the issued and outstanding shares as well as the authorized shares of common stock at a ratio of 1,000:1. The Company intends to implement the reverse split during the month of February 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

By: /s/ Igwekali Reginald Emmanuel
Name: Igwekali Reginald Emmanuel
Title: CEO, President, Secretary,
Treasurer and Chairman
Date: February 6, 2015